                                    REVISED

                  LIFE COINSURANCE TREATY WITH FUNDS WITHHELD
                      (HEREINAFTER CALLED THE "AGREEMENT")

                                    BETWEEN

                         UNIFIED LIFE INSURANCE COMPANY
                      (HEREINAFTER CALLED THE "REINSURER")

                                      AND

                  JOHN ADAMS LIFE INSURANCE COMPANY OF AMERICA
                       (HEREINAFTER CALLED THE "COMPANY")

                               TABLE OF CONTENTS



                          ARTICLE I                BUSINESS COVERED

                          ARTICLE II               TERM AND TERMINATION

                          ARTICLE III              LOSS

                          ARTICLE IV               EXTRA CONTRACTUAL OBLIGATIONS

                          ARTICLE V                RETENTION AND LIMIT

                          ARTICLE VI               CONSIDERATION, FUNDS
                                                   WITHHELD, ACCOUNTING

                          ARTICLE VII              COMPENSATION

                          ARTICLE VIII             INSOLVENCY

                          ARTICLE IX               OFFSET

                          ARTICLE X                ARBITRATION

                          ARTICLE XI               EXCESS INTEREST, DIVIDENDS

                          ARTICLE XII              REINSURER'S OPTIONS

                          ARTICLE XIII             GENERAL PROVISIONS


                          EXHIBIT A                PLANS COVERED

                          EXHIBIT B                LIST OF POLICIES

                          EXHIBIT C                INITIAL FUNDS WITHHELD

                          EXHIBIT D                ASSETS SUPPORTING NET
                                                   POLICY LIABILITIES



                                  Page 2 of 12
                                   ARTICLE I

Rev. 90696

BUSINESS COVERED

The Company agrees to cede and the Reinsurer hereby agrees to automatically accept as reinsurance, 100% of the Company's Loss for Policy(ies) for the plans listed in Exhibit A together with any attached riders to such plans, on or after July 1, 1996 and which are administered by the Company and issued by the Company and in force as of July 1, 1996. The liability of the Reinsurer with respect to each policy hereunder shall commence on the effective date, and will be net of existing reinsurance on the policies as of July 1, 1996. A complete listing of the policies covered under this agreement together with any riders providing additional or supplementary benefits is attached hereto as Exhibit B.

                                   ARTICLE II


TERM AND TERMINATION

Business ceded under this agreement will remain subject to the conditions of this agreement until the policies are no longer in force.

                                  ARTICLE III


LOSS

"Loss" shall mean such payments as are incurred on or after the effective date and are actually made by or on behalf of the Company under the Policies reinsured hereunder including amounts paid by or on behalf of the Company in any settlement of any claims for benefits, cash surrenders or actions under such Policies and any amounts paid by or on behalf of the Company in satisfaction of judgments. All Loss settlements by the Company shall be unconditionally binding upon the Reinsurer (in proportion to its participation), and the Reinsurer shall benefit proportionately in all recoveries.

The Reinsurer shall bear its share of all expenses incurred by the Company in the investigation and settlement, contesting the validity of all Losses or alleged Losses under Policies reinsured hereunder (excluding office expenses and salaries of employees of the Company), and shall receive its proportionate share of any recoveries of such expenses. It is understood and agreed that all Loss expenses incurred are in addition to the reinsurance limit hereunder.

All expenses other than as previously provided, including court costs, prejudgment and post-judgment interest, and loss expenses incurred in investigation, defense and settlement of claims made against the Company under its Policies reinsured hereunder, shall be apportioned in proportion to the respective interests of the parties hereto.

                                   ARTICLE IV

EXTRA CONTRACTUAL OBLIGATIONS

It is understood that the Reinsurer will not be responsible for any Extra Contractual Obligations resulting from any actions by the Company.

Extra Contractual Obligations as used hereunder shall mean punitive, exemplary, compensatory or consequential damage.

Reinsurer will be responsible for all Extra Contractual Obligations resulting from any actions by the Reinsurer or by the Company, if at the direction in writing of the Reinsurer, which occur after July 1, 1996.


                                  Page 3 of 12
                                   ARTICLE V

Rev. 90696

RETENTION AND LIMIT

As respects business subject to this Agreement, the Company shall retain and be liable for 0% of its gross liability.

                                   ARTICLE VI

CONSIDERATION, FUNDS WITHHELD, ACCOUNTING

Funds held under this agreement will remain with the Company. The initial amount owed to the Reinsurer will equal the policy reserves on the business reinsured less the ceding commission of $800,000, less policy loans, less net due and deferred premiums, plus advance premiums, as shown in Exhibit C.

The Company will take credit under this agreement for the reinsured share of policy reserves, policy loans, net due and deferred premiums and advance premiums.

Quarterly the Company will report to the Reinsurer (A) a balance sheet on the reinsured business showing policy assets and liabilities (net policy liabilities). In addition the Company will show (B) Gross Premiums collected, less existing reinsurance premiums paid, less commissions, less premium taxes incurred, less administrative expenses retained, less death claims paid net of reinsurance collections, less surrender benefits paid, plus gross investment income earned on policy loans, plus investment income earned on the assets supporting the business reinsured as shown in Exhibit D times the ratio of the net policy liabilities to the total book value of such supporting assets. The supporting assets shall be at the end of each quarter at least equal to the amount of the net policy liabilities.

Company will remit to reinsurer item (B) if positive. If (B) is negative Reinsurer will pay this amount to Company.

If the increase in net liabilities (A) is positive, Reinsurer will remit that amount to Company. If a decrease results, then Company will remit the change in (A) to Reinsurer.

The amount of Funds Withheld shall equal the preceding quarter's Funds Withheld, adjusted by the change in the net policy liabilities for the quarter.

Provided that in no event shall the Company be required to make any such payment which would result in the Funds Withheld to be less than zero (0).

                                  ARTICLE VII

COMPENSATION

All compensation amounts are calculated as a percentage of the Gross Premium. The Reinsurer shall allow the Company to deduct the following compensation:

          1.  Commission   -   Actual
          2.  Premium Tax  -   Actual

In addition to the compensation as stated above, the Company shall retain an Administrative Expense:

                     $5.00 per month, per policy in force at
                     the beginning of each month

                                  Page 4 of 12



Rev. 90696

                                  ARTICLE VIII

INSOLVENCY

Company's Insolvency

The portion of any risk or obligation assumed by the reinsurer, when such portion is ascertained, shall be payable on demand of the ceding insurer at the same time as the ceding insurer shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the reinsurer, on the basis of the liability of the ceding insurer under the contract or contracts reinsured without diminution because of the insolvency of the ceding insurer. In the event of the insolvency and the appointment of conservator, liquidator or statutory successor of the ceding company, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. It is agreed, however, that the liquidator, receiver, or statutory successor of the Company shall have to give written notice to the Reinsurer of the pendency of a claim against the Company subject to this Agreement within a reasonable time after such a claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and raise, at its own expense, any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

The expense incurred by the Reinsurer shall be chargeable, subject to court approval, to the Company as part of the expense of liquidation to the extent of the proportionate share of the benefits which may accrue to the Company as a result of the defense undertaken by the Reinsurer. When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreements the same as though such expense had been incurred by the Company.

Reinsurer's Insolvency

In the event of the insolvency, bankruptcy, receivership, rehabilitation or dissolution of the Reinsurer, the Company may retain all or any portion of any amount then due or which may become due to the Reinsurer under this Agreement and use such amounts for the purposes of paying any and all liabilities of the Reinsurer incurred under this Agreement. When all such liability hereunder has been discharged, the Company shall pay the Reinsurer, its successor, or statutory receiver, the balance of such amounts withheld as may remain.

                                   ARTICLE IX

OFFSET

Relative solely to the business reinsured hereunder each party hereto shall have, and may exercise at any time, the right to offset any balance or balances, due from such party to the other. The party asserting the right of offset shall have and may exercise such right whether the balance to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the Agreement.




                                  Page 5 of 12
                                   ARTICLE X




Rev. 90696

ARBITRATION

Resolution of disputes as a condition precedent to any right of action arising hereunder, in the event of any dispute between the Reinsurer (or its successor in interest) and the Company (or its successors in interest), arising out of or relating to provision of this Agreement, shall be submitted to arbitration in the following manner.

One arbitrator shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two arbitrators before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose an Umpire before entering upon arbitration. If the two arbitrators fail to agree upon the selection of an Umpire within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Each party shall present its case to the arbitrator within 30 days following the date of appointment of the Umpire and the arbitrators shall hand down a decision within 45 days of the closing of the arbitration hearing. The arbitrators shall consider this agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities. The decision of the arbitrators shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties.
Judgment upon the final decision of the arbitrators may be entered in any court of competent jurisdiction.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurer to assert several, rather than joint, defenses or claim, nor be construed as changing the liability of the reinsurer participating under the terms of this Agreement from several to joint.

Any arbitration proceedings shall take place in Kansas, at a location mutually agreed upon by the parties to this Agreement, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Reinsurer has its principal office.

                                   ARTICLE XI

EXCESS INTEREST, DIVIDENDS

The Company will pay no excess interest nor dividend on the reinsured policies without prior approval of the Reinsurer. Such approval shall not unreasonably be withheld.

                                  ARTICLE XII

REINSURER'S OPTIONS

The Reinsurer at its sole discretion, subject to all regulation approvals as may be required, shall have the option to undertake all administrative functions with respect to the policies coinsured hereunder upon 60 days notice and the Administrative Expense as provided in Article VII shall thereafter not be payable.



                                  Page 6 of 12
The Reinsurer at its sole discretion, subject to all regulatory approvals as may be required, shall have the option to convert this Agreement into an Assumption Agreement at any time upon 90 days notice. The





Rev. 90696

Company shall cooperate fully and make available any and all records as may be required by the Reinsurer to accomplish the implementation of the above options.

                                  ARTICLE XIII

GENERAL PROVISIONS

Inspection

Both parties shall place at the disposal of the other for inspection, through its authorized representatives, at all reasonable times during the term of this Agreement and thereafter any records, books or documents kept by either party pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

Errors and Omissions

Errors or omission on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery.

Mutual Indemnity

Both parties agree to indemnify and hold harmless the other against any and all claims, demands causes of action, losses, costs and expenses, including attorneys fees, arising out of any willful or negligent act or omission on the part of itself or its assigns, officers, directors or employees.

Severable Terms

The invalidity of unenforceability of any terms or provisions in this Agreement shall not affect the validity or enforceability of any other term or provision of the Agreement.

Amendment

This Agreement may be amended only by the mutual written consent of the parties.

Notices

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by and or mailed by first class, registered mail, return receipt requested, as follows:

   1.   If to the Reinsurer:
        Unified Life Insurance Company
        Suite 300, 7201 W. 129 Street
        Overland Park, Kansas  66213
        Attention:  Frank Neidig

   2.   If to the Company:
        John Adams Life Insurance Company of America
        11845 West Olympic Boulevard, Suite 905
        Los Angeles, California  90064
        Attention:  Alvin Milder

                                  Page 7 of 12
Waiver

Waiver of a breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or different provision.





Rev. 90696

Currency

All transactions under this Agreement shall be in United States dollars.

State Mandate

In the event any Provision is deemed to be in conflict with any applicable state regulations, the provision in question will automatically be modified accordingly to be in compliance and any such modification will become part of this agreement.

Entire Agreement

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. It cannot be modified unless the parties agree in writing to do so. There are no restrictions, promises, warranties, covenants or undertakings with respect to such subject matter, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above, at the offices of the Reinsurer in Overland Park, Kansas, which shall be the site of this contract.

UNIFIED LIFE INSURANCE COMPANY
Suite 300, 7201W. 129th St.
Overland Park, Kansas  66213


By:  William M. Buchanan

Title:  Chairman of the Board

Witness:   William M. Buchanan, III

Date:  9/6/96



JOHN ADAMS LIFE INSURANCE COMPANY OF AMERICA
11845 West Olympic Boulevard, Suite 905
Los Angeles, California  90064


By:   Alvin S. Milder

Title:  President

Witness:  Christopher J. DeMotto

Date:  9/9/96
                                  Page 8 of 12


                                   EXHIBIT A

                   Plans covered in force as of  July 1, 1996





Rev. 90696

                            Reinsured under this agreement


             Plan Code                    Description

               0091              Old Whole Life
               0090              Single Premium Life
               0094              Life Paid Up At 95
               0095              Reduced Paid-up
               0001              VIP
               0018              Paid-Up Term Ins to Age 70
               0007              A.C.T.
               0008              Yrt-80
               0011              T-100
               0015              Yrt-95
               0016              WL with Excess Interest
               0004              Mod-10
               0003              Mod-5
               0019              Best I
               0031              VIP `80
               0032              VIP II `80
               0033              Reduced Paid-up Life
               0934              Paid Up Addition Life Rider
               0920              Family Protection Rider
               0921              Exchange Provision Rider
               0925              Children's Rider
               0014              Paid-UP 80 CSO S/NS
               0040              ART-100
               0935              Single Premium Life Ins Rider
               0936              Annual Premium Life Ins Rider
               0013              Reduced Paid Up
               0045              TOPLINE


               0020              Best II - Policies Issued Prior to 1/1/85
               0030              Super Life - Policies Issued Prior to 1/1/85

               All Supplemental Benefits included in such policies by rider

Rev. 90696

                                   EXHIBIT B

        List of Policies with attached riders and supplemental benefits as of July 1, 1996

                         Machine listing to be supplied

Rev. 90696

                                   EXHIBIT C

                             Initial Funds Withheld



Total Reserve Liability                                     $    8,835,578

Plus Unearned Interest on Policy Loans                      $      108,191

Less Policy Loans                                           $    5,830,001

Less Net Due and Deferred Premiums                          $      134,572

Plus Advance Premiums                                       $            0


        Subtotal - Net Policy Liabilities                   $    2,979,196

Less Ceding Fee                                             $      800,000


Net Amount of Funds Withheld under Article VI at            $    2,179,196
Effective Date

                                   EXHIBIT D





Rev. 90696

                    Assets Supporting Net Policy Liabilities

                                                                                              BOOK
    CUSIP #                   SECURITY                RATE              PAR                  VALUE
    -------                   --------                ----              ---                  -----
010392-CR-7       Alabama Power                       7.75         $  250,000           $  246,370.37
373334-DZ-1       Georgia Power                       7.95            500,000              501,373.65
341081-DA-2       Florida Power                       7.875           250,000              246,166.71
842400-CE-1       Southern California Edison          8.375           400,000              410,950.02
365470-AD-5       Gardena, CA,Fn. Agency Rev.         9.250           250,000              258,697.86
452010-6P-1       Illinois Housing Dev.               8.52            200,000              201,249.81
65820E-KR-0       North Carolina Housing              7.85            350,000              346,587.12
                                                                   ----------           ------------
                                                                   $2,200,000           $2,211,395.54

Rev. 90696

                                  AMENDMENT 1

                                       TO

                                    REVISED

                  LIFE COINSURANCE TREATY WITH FUNDS WITHHELD
                      (HEREINAFTER CALLED THE "AGREEMENT")

                                    BETWEEN

                         UNIFIED LIFE INSURANCE COMPANY
                      (HEREINAFTER CALLED THE "REINSURER")

                                      AND

                  JOHN ADAMS LIFE INSURANCE COMPANY OF AMERICA
                       (HEREINAFTER CALLED THE "COMPANY")

                             REFERENCE: ULI_JAL.TRT

The Coinsurance Agreement between Unified Life Insurance Company and John Adams Life Insurance Company of America, Reference:ULI_JAL.TRT, entered into on September 9, 1996, and effective from July 1, 1996, is hereby amended by adding to Article VI, following the third paragraph of that Article, on page 4 of the Agreement, the following paragraph:

      "In the event that a supporting asset as designated in Exhibit D is sold, redeemed or otherwise disposed of, the Reinsurer shall have the right to designate other assets to replace the asset no longer held. Further, in the event the supporting assets should be less than the net policy liabilities at the end of any quarter, the Reinsurer shall within 15 days of the reporting of such shortfall designate additional assets or supporting assets as may be needed so that the supporting assets shall not be less than the net policy liabilities. To the extent there is a realized or unrealized gain or loss with respect to a designated asset, that gain or loss times the ratio of the net policy liabilities to the total book value of the supporting assets on or coinciding with quarter end shall pass to the Reinsurer."

All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment 1 effective as of July 1, 1996, at the offices of the Reinsurer in Overland Park, Kansas, which shall be the site of this contract.

UNIFIED LIFE INSURANCE COMPANY
Suite 300, 7201W. 129th St.
Overland Park, Kansas  66213


By:  William M. Buchanan

Title: Chairman of the Board

Witness:   Frank Neidig

Date:  9/18/96



JOHN ADAMS LIFE INSURANCE COMPANY OF AMERICA
11845 West Olympic Boulevard, Suite 905
Los Angeles, California  90064


By:  Alvin S. Milder

Title:  President

Witness:   Christopher J. DeMotto

Date:  9/19/96





Rev. 90696